                                                                     EXHIBIT 5.1

SIDLEY AUSTIN LLP      SIDLEY AUSTIN LLP   BEIJING   GENEVA       SAN FRANCISCO
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                       212 839 5599 FAX              NEW YORK     WASHINGTON, DC

                                           FOUNDED 1866

                                February 3, 2006

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York  10019

          Re:    Structured Asset Securities Corporation II
                 Commercial/Multifamily Mortgage Pass-Through Certificates
                 Registration Statement on Form S-3
                 ---------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Structured Asset Securities Corporation
II, a Delaware corporation (the "Registrant"), in connection with the registration statement on Form S-3, as amended by any pre-effective amendments filed with respect to the registration statement (the "Registration Statement")
being filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the
"Act") with respect to the Registrant's commercial/multifamily mortgage pass-through certificates (the "Certificates") to be issued from time to time.
The Certificates will evidence interests in trust funds established by the
Registrant, in each case as described in the Registration Statement. The
Certificates are issuable in one or more series (each, a "Series") under, in the case of each Series, a separate pooling and servicing agreement (a "Pooling and
Servicing Agreement") between the Registrant, one or more servicers or master servicers named therein, one or more special servicers (if any) named therein, the fiscal agent (if any) named therein and the trustee named therein. The
Certificates of each Series are to be sold as described in the Registration
Statement, in any amendment thereto and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus
Supplement", respectively).

          In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c)
the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents;
and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein that were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

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          In rendering this opinion, we have further assumed that: (i) the
Pooling and Servicing Agreement with respect to each Series of Certificates is executed and delivered substantially in the form filed as an exhibit to the
Registration Statement; (ii) each party to the Pooling and Servicing Agreement with respect to each Series of Certificates has the power and authority to enter into and perform all of such party's obligations thereunder; (iii) when the
Pooling and Servicing Agreement with respect to each Series of Certificates has been duly authorized by all necessary action, and executed and delivered by each party thereto, it will constitute the valid and binding obligation of each such party, enforceable against each such party in accordance with its terms; and
(iv) the transactions contemplated to occur under the Registration Statement, the Prospectus, the related Prospectus Supplement and the related Pooling and
Servicing Agreement with respect to each Series of Certificates in fact occur in accordance with the respective terms thereof.

          Based upon and subject to the foregoing, we are of the opinion that--

               A. When (i) the Registration Statement has become effective, (ii)
     the issuance and principal terms of any Series of Certificates have been duly authorized by all necessary action by the Registrant, (iii) the
     Pooling and Servicing Agreement relating to such Series has been duly authorized by all necessary action and executed and delivered by or on behalf of each party thereto, and (iv) the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement relating to such Series and sold in the manner described in the Registration Statement, in any amendment thereto, in the Prospectus and in any Prospectus
     Supplement relating thereto, then the Certificates of such Series will be legally and validly issued and outstanding, fully paid and non-assessable,
     and

               B. The description set forth under the caption "Federal Income
     Tax Consequences" in the Prospectus included as a part of the Registration
     Statement, although it does not discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors (some of which may be subject to special treatment under the
     Internal Revenue Code of 1986), otherwise correctly describes, as of the date hereof, the material aspects of the federal income tax treatment of an investment in a Series of Certificates commonly applicable to investors that are U.S. Persons (as defined in such Prospectus) and, where expressly indicated therein, to investors that are not U.S. Persons.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the headings
"Legal Matters" and "Federal Income Tax Consequences" in the Prospectus included as part of the Registration Statement and in the Prospectus Supplement relating to each Series of Certificates with respect to which we act as counsel to the
Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of

SIDLEY AUSTIN LLP                          FEBRUARY 3, 2006
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the Commission issued thereunder, with respect to any part of the Registration
Statement, including this opinion as an exhibit or otherwise.

          We express no opinion as to any laws other than the federal laws of the United States of America and the laws of the State of New York. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                                  Very truly yours,

                                                  /s/ Sidley Austin LLP